Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V63624-P27158 EMERGENT BIOSOLUTIONS INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 EMERGENT BIOSOLUTIONS INC. 2025 Annual Meeting Vote by April 29, 2025 11:59 PM ET You invested in EMERGENT BIOSOLUTIONS INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 30, 2025. Vote Virtually at the Meeting* April 30, 2025 9:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/EBS2025 Get informed before you vote View the Notice of the Meeting, Annual Report on Form 10-K, Proxy Statement and Proxy Card online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 16, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V63625-P27158 1. To elect three Class I directors to hold office for a term expiring at our 2028 Annual Meeting of Stockholders, each to serve until their respective successors are duly elected and qualified; Nominees Class I: 1a. Keith Katkin For 1b. Ronald Richard For 1c. Kathryn Zoon Ph.D. For 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. For 3. To hold, on an advisory basis, a vote to approve the 2024 compensation of our named executive officers. For Other business may be considered as may properly come before the meeting or any adjournment or postponement of the meeting.